News Release

OP Bancorp Reports Fourth Quarter 2025 Net Income of $7.1 Million, Diluted EPS of $0.47
compared with third quarter 2025 net income of $6.7 million, diluted EPS of $0.45, and fourth quarter 2024 net income of $5.0 million, diluted EPS of $0.33
Higher net interest income; lower provision for credit losses

Los Angeles, CA (January 22, 2026) — OP Bancorp (the “Company”) (NASDAQ: OPBK), parent company of Open Bank, today reported:

($ in thousands, except per share data)	As of and For the Quarter			Fourth Quarter Highlights
	4Q2025	3Q2025	4Q2024	Comparisons reflect 4Q25 vs. 3Q25
Income Statement:				Income Statement
Net interest income	$20,863	$20,346	$16,929
•Net interest income increased 3%.
•Revenue remained relatively stable, and net interest margin was nearly unchanged.
•Provision for credit losses decreased 61%.
•Net income increased 5%.
•Diluted EPS increased $0.02 to $0.47.

Noninterest income	3,418	4,130	4,417
Revenue	24,281	24,476	21,346
Provision for credit losses	463	1,175	1,547
Noninterest expense	14,293	13,629	13,133
Net income	$7,059	$6,703	$4,971
Diluted Earnings Per Share (“EPS”)	$0.47	$0.45	$0.33
Net interest margin (1)	3.25%	3.26%	2.96%
Efficiency ratio (2)	58.87	55.68	61.52
Balance Sheet:				Balance Sheet
Average loans (3)	$2,204,232	$2,132,230	$1,947,653	•Average loans increased 3%. •Average deposits increased 2%.
Average deposits	2,264,990	2,229,591	2,029,855
Credit Quality:				Credit Quality
Net recoveries (charge-offs) (1) to average gross loans	0.03%	(0.04)%	(0.00)%	•Net loan recoveries (charge-offs) ratio remained at a low level. •Allowance for credit losses to gross loans remained stable.
Allowance for credit losses on loans to gross loans	1.28	1.27	1.27
Selected Ratios:				Performance and Capital
Return on average assets ("ROA") (1)	1.07%	1.04%	0.84%	•ROA and ROE improved, reflecting stronger profitability and more efficient utilization of assets and equity.
Return on average equity ("ROE") (1)	12.57	12.36	9.75
Common equity tier 1 capital (“CET1”)	10.93	10.92	11.35	•CET1 remained robust, reflecting a solid capital position.

(1)Annualized.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.
(3)Includes loans held-for-sale.

Sang K. Oh, President and Chief Executive Officer:
“Our fourth-quarter results highlight the continued strength and resilience of our Company. Net interest income increased 3%, and a more favorable economic outlook resulted in a 61% reduction in provision for credit losses while maintaining an adequate reserve level against credit risk. As a result, net income rose 5%, and diluted EPS also increased $0.02 to $0.47. On the balance sheet, average loans grew 3% and average deposits increased 2%, demonstrating the ongoing trust of our customers and the effectiveness of our relationship-driven approach. Asset quality remained stable, and our capital position stayed robust, underscoring the soundness of our risk management framework. As we close out 2025, we remain focused on executing our strategic priorities, supporting our customers and communities, and delivering long-term value for our shareholders,” said Sang K. Oh, President and Chief Executive Officer.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 4Q2025 vs.
	4Q2025	3Q2025	4Q2024	3Q2025	4Q2024
Interest Income
Interest income	$39,282	$38,522	$35,051	2%	12%
Interest expense	18,419	18,176	18,122	1	2
Net interest income	$20,863	$20,346	$16,929	3%	23%

($ in thousands)	For the Three Months Ended						Average Yield/Rate Change 4Q2025 vs.
	4Q2025		3Q2025		4Q2024
	Interest Income/Expense	Average Yield/Rate(1)	Interest Income/Expense	Average Yield/Rate(1)	Interest Income/Expense	Average Yield/Rate(1)	3Q2025	4Q2024
Interest-earning Assets:
Loans	$35,921	6.48%	$35,001	6.52%	$31,729	6.49%	(4) bps	(1) bps
Total interest-earning assets	39,282	6.11	38,522	6.16	35,051	6.12	(5) bps	(1) bps
Interest-bearing Liabilities:
Interest-bearing deposits	17,324	3.97	17,442	4.07	17,182	4.60	(10) bps	(63) bps
Total interest-bearing liabilities	18,419	3.99	18,176	4.06	18,122	4.58	(7) bps	(59) bps
Ratios:
Net interest income / interest rate spreads	20,863	2.12	20,346	2.10	16,929	1.54	2 bps	58 bps
Net interest margin		3.25		3.26		2.96	(1) bps	29 bps
Total deposits / cost of deposits	17,324	3.03	17,442	3.10	17,182	3.37	(7) bps	(34) bps
Total funding liabilities / cost of funds	18,419	3.09	18,176	3.13	18,122	3.41	(4) bps	(32) bps

(1)Annualized.

($ in thousands)	For the Three Months Ended						Average Yield Change 4Q2025 vs.
	4Q2025		3Q2025		4Q2024
	Interest Income	Average Yield(1)	Interest Income	Average Yield(1)	Interest Income	Average Yield(1)	3Q2025	4Q2024
Loan Yield Component:
Contractual interest rate	$35,010	6.31%	$34,263	6.39%	$31,406	6.42%	(8) bps	(11) bps
Accretion of SBA loan discount(2)	966	0.17	972	0.18	813	0.17	(1) bps	0 bps
Amortization of net deferred fees	(17)	(0.00)	70	0.01	(47)	(0.01)	(1) bps	1 bps
Amortization of premium	(301)	(0.05)	(244)	(0.05)	(363)	(0.07)	— bps	2 bps
Amortization of premium - Home mortgage payoffs	(123)	(0.02)	(112)	(0.02)	—	—	— bps	(2) bps
Net interest recognized on nonaccrual loans	105	0.02	(175)	(0.03)	(232)	(0.05)	5 bps	7 bps
Prepayment penalty income and other fees(3)	281	0.05	227	0.04	152	0.03	1 bps	2 bps
Yield on loans	$35,921	6.48%	$35,001	6.52%	$31,729	6.49%	(4) bps	(1) bps

(1)Annualized.
(2)Includes discount accretion from SBA loan payoffs of $505 thousand, $499 thousand and $329 thousand for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
(3)Includes prepayment penalty income of $145 thousand, $127 thousand and $45 thousand for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively, from Commercial Real Estate (“CRE”) and SBA loans.

Fourth Quarter 2025 vs. Third Quarter 2025
Net interest income increased by $517 thousand, or 3%, primarily driven by loan growth. This increase was partially offset by higher expense associated with the issuance of a new subordinated note and lower yields on the Federal Reserve account. Net interest margin contracted by 1 basis point to 3.25%.

◦Loans: Interest income increased by $920 thousand, largely attributable to a $72.0 million increase in average loan balances.
◦Cash and Cash Equivalents: Interest income decreased by $142 thousand, mainly due to a 46 basis point reduction in yields, reflecting the lower rates on the Federal Reserve account following recent rate cuts.
◦Deposits: Interest expense decreased slightly by $118 thousand, primarily due to a 10 basis point reduction in interest-bearing deposit costs, reflecting the repricing of deposit products following the decline in the federal funds rate. This benefit was mostly offset by a $31.6 million increase in average interest-bearing deposit balances.
◦Subordinated Note: Interest expense was $278 thousand, attributable to the issuance of $25 million in subordinated debt in November 2025.

Fourth Quarter 2025 vs. Fourth Quarter 2024
Net interest income increased by $3.9 million, or 23%. The increase was largely due to loan growth and lower deposit rates. These changes were partially offset by interest-bearing deposit growth. Net interest margin rose 29 basis points to 3.25%.
◦Loans: Interest income increased by $4.2 million, largely driven by a $256.6 million increase in average loan balances.
◦Deposits: Interest expense increased by $142 thousand, mainly driven by a $246.0 million increase in average interest-bearing deposit balances. This increase was mostly offset by a 63 basis point reduction in interest-bearing deposit costs, resulting from the repricing of time deposits in response to the federal funds rate cuts.

Provision for Credit Losses

($ in thousands)	For the Three Months Ended			$ Change 4Q2025 vs.
	4Q2025	3Q2025	4Q2024	3Q2025	4Q2024
Provision for credit losses on loans	$518	$1,206	$1,859	$(688)	$(1,341)
Reversal of credit losses on off-balance sheet exposure	(55)	(31)	(312)	(24)	257
Provision for credit losses	$463	$1,175	$1,547	$(712)	$(1,084)

Fourth Quarter 2025 vs. Third Quarter 2025
Provision for credit losses on loans decreased by $688 thousand, primarily driven by an improved qualitative outlook and lower net charge-offs, partially offset by higher quantitative reserves associated with risk-rating downgrades.
Fourth Quarter 2025 vs. Fourth Quarter 2024
Provision for credit losses on loans decreased by $1.3 million, primarily due to an improved qualitative outlook and lower specific reserves, partially offset by higher quantitative reserves resulting from risk-rating downgrades.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 4Q2025 vs.
	4Q2025	3Q2025	4Q2024	3Q2025	4Q2024
Noninterest Income
Service charges on deposits	$462	$725	$967	(36)%	(52)%
Loan servicing fees, net of amortization	650	724	858	(10)	(24)
Gains on sale of loans	1,573	2,037	2,197	(23)	(28)
Other income	733	644	395	14	86
Total noninterest income	$3,418	$4,130	$4,417	(17)%	(23)%

Fourth Quarter 2025 vs. Third Quarter 2025
Noninterest income decreased by $712 thousand, or 17%, primarily due to lower gains on sale of loans and service charges on deposits.

◦Gains on Sale of Loans: Decreased by $464 thousand, primarily driven by lower SBA loan sale activity. During the quarter, the Bank sold $28.5 million in SBA loans at an average premium rate of 6.98%, compared to $36.8 million sold at an average premium rate of 6.71% in the prior period.
◦Service Charges on Deposits: Decreased by $263 thousand, primarily due to the closure of certain currency exchange-related accounts in the third quarter of 2025 and reduced balances in existing business analysis accounts.

Fourth Quarter 2025 vs. Fourth Quarter 2024
Noninterest income decreased by $999 thousand, or 23%, primarily due to lower gains on sale of loans and service charges on deposits.
◦Gains on Sale of Loans: Decreased by $624 thousand, primarily driven by lower SBA loan sale activity. During the quarter, the Bank sold $28.5 million in SBA loans at an average premium rate of 6.98%, compared to $34.7 million sold at an average premium rate of 7.82% in the prior period
◦Service Charges on Deposits: Decreased by $505 thousand, largely driven by lower balances in existing business analysis account and closure of certain currency exchange-related accounts in the third quarter of 2025.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 4Q2025 vs.
	4Q2025	3Q2025	4Q2024	3Q2025	4Q2024
Noninterest Expense
Salaries and employee benefits	$9,244	$8,892	$8,277	4%	12%
Occupancy and equipment	1,919	1,676	1,682	14	14
Data processing and communication	591	263	594	125	(1)
Professional fees	549	419	388	31	41
FDIC insurance and regulatory assessments	362	428	529	(15)	(32)
Promotion and advertising	(9)	126	82	NM	NM
Directors’ fees	148	151	151	(2)	(2)
Foundation donation and other contributions	707	671	480	5	47
Other expenses	782	1,003	950	(22)	(18)
Total noninterest expense	$14,293	$13,629	$13,133	5%	9%

NM — Not meaningful

Fourth Quarter 2025 vs. Third Quarter 2025
Noninterest expense increased by $664 thousand, or 5%, primarily driven by higher salaries and employee benefits, data processing and communication, and occupancy and equipment. These increases were partially offset by lower other expenses, and promotion and advertising.
◦Salaries and Employee Benefits: Increased by $352 thousand, primarily due to higher incentive accruals driven by stronger SBA loan production.
◦Data Processing and Communication: Increased by $328 thousand, primarily due to adjustments associated with conversion credits from a new core system vendor.
~~◦~~Occupancy and equipment: Increased by $243 thousand, primarily due to the end of a common area maintenance concession on a lease that benefited the prior period.
◦Other Expenses: Decreased by $221 thousand, primarily due to lower business development expenses.

Fourth Quarter 2025 vs. Fourth Quarter 2024
Noninterest expense increased by $1.2 million, or 9%, primarily due to higher salaries and employee benefits.

◦Salaries and Employee Benefits: Increased by $967 thousand, mainly driven by staffing growth and annual salary adjustments effective April 2025. Higher incentive accruals further contributed to the increase.

Income Tax Expense

Fourth Quarter 2025 vs. Third Quarter 2025
Income tax expense decreased by $503 thousand to $2.5 million, with the effective tax rate declining to 25.9% from 30.7%. The decreases were primarily driven by a one-time revaluation of deferred tax assets in the prior period, resulting from the adoption of the California’s single sales factor apportionment method and the implementation of an enhanced interim state tax apportionment methodology.

Fourth Quarter 2025 vs. Fourth Quarter 2024
Income tax expense increased by $771 thousand to $2.5 million, with the effective tax rate rising to 25.9% from 25.4%. The increase in income tax expense was primarily attributable to higher pre-tax income.

BALANCE SHEET HIGHLIGHTS

Loans

($ in thousands)	As of			% Change 4Q2025 vs.
	4Q2025	3Q2025	4Q2024	3Q2025	4Q2024
CRE	$1,132,223	$1,092,808	$980,247	4%	16%
SBA	264,523	256,211	253,710	3	4
C&I	221,270	214,419	213,097	3	4
Home mortgage	574,300	587,641	509,524	(2)	13
Consumer & other	1,353	138	274	880	394
Gross loans	$2,193,669	$2,151,217	$1,956,852	2%	12%

The following table presents loan originations and the corresponding weighted average contractual rates for the periods indicated:

($ in thousands)	For the Three Months Ended						% Change in Amounts 4Q2025 vs.
	4Q2025		3Q2025		4Q2024		3Q2025	4Q2024
	Amount	Rate	Amount	Rate	Amount	Rate
CRE	$75,750	6.60%	$98,799	6.36%	$63,717	6.91%	(23)%	19%
SBA	26,748	8.52	15,051	8.72	14,780	9.41	78	81
C&I	6,870	6.57	9,984	6.96	4,606	9.38	(31)	49
Home mortgage	7,020	6.45	6,861	6.69	18,092	6.42	2	(61)
Consumer and other	—	—	—	—	—	—	—	—
Gross loans (1)	$116,388	7.03%	$130,695	6.69%	$101,195	7.30%	(11)%	15%

(1)Excludes changes in line utilization.

The following table summarizes the loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	4Q2025	3Q2025	4Q2024
Beginning Balance	$2,151,217	$2,071,580	$1,931,007
Originations	116,388	130,695	101,195
Net change in line utilization	34,191	31,167	33,736
Purchases	1,014	8,930	553
Sales	(28,549)	(36,806)	(34,715)
Payoffs & paydowns	(75,506)	(67,639)	(79,001)
Decrease (increase) in loans held-for-sale	(4,963)	13,536	3,579
Other	(123)	(246)	498
Total	42,452	79,637	25,845
Ending balance	$2,193,669	$2,151,217	$1,956,852

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	4Q2025		3Q2025		4Q2024
	%	Rate	%	Rate	%	Rate
Fixed rate	31%	5.69%	31%	5.61%	33%	5.44%
Hybrid rate	40	5.93	41	5.89	37	5.66
Variable rate	29	7.64	28	8.02	30	8.47
Gross loans	100%	6.34%	100%	6.40%	100%	6.43%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of December 31, 2025
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$218,538	5.68%	$272,569	6.24%	$185,633	4.88%	$676,740	5.69%
Hybrid rate	—	—	202,200	4.78	687,782	6.27	889,982	5.93
Variable rate	95,323	7.18	162,058	6.98	369,566	8.04	626,947	7.64
Gross loans	$313,861	6.13%	$636,827	5.97%	$1,242,981	6.59%	$2,193,669	6.34%

Allowance for Credit Losses

The following table summarizes the activity in the allowance for credit losses for the periods presented:

($ in thousands)	As of and For the Three Months Ended			$ Change 4Q2025 vs.
	4Q2025	3Q2025	4Q2024	3Q2025	4Q2024
Allowance for credit losses on loans, beginning	$27,299	$26,286	$22,960	$1,013	$4,339
Provision for credit losses on loans	518	1,206	1,859	(688)	(1,341)
Gross charge-offs	—	(195)	(29)	195	29
Gross recoveries	158	2	6	156	152
Net recoveries (charge-offs)	158	(193)	(23)	351	181
Allowance for credit losses on loans, ending	$27,975	$27,299	$24,796	$676	$3,179

Allowance for credit losses on off-balance sheet exposure, beginning	$329	$360	$672	$(31)	$(343)
Reversal of credit losses on off-balance sheet exposure	(55)	(31)	(312)	(24)	257
Allowance for credit losses on off-balance sheet exposure, ending	$274	$329	$360	$(55)	$(86)

Asset Quality

($ in thousands)	As of and For the Three Months Ended			% or Basis Point Change 4Q2025 vs.
	4Q2025	3Q2025	4Q2024	3Q2025	4Q2024
Accruing loans 30-89 days past due	$6,292	$5,386	$8,964	17%	(30)%
As a % of gross loans	0.29%	0.25%	0.46%	4 bps	(17) bps

Nonperforming loans (1)	$14,071	$12,312	$7,820	14%	80%
Nonperforming assets (1)	14,071	13,157	9,057	7	55
Nonperforming loans to gross loans	0.64%	0.57%	0.40%	7 bps	24 bps
Nonperforming assets to total assets	0.53	0.50	0.38	3 bps	15 bps

Criticized loans (2)(3)	$32,060	$28,075	$19,570	14.2%	63.8%
Criticized loans to gross loans	1.46%	1.31%	1.00%	15 bps	46 bps

Allowance for credit losses ratios:
As a % of gross loans	1.28%	1.27%	1.27%	1 bps	1 bps
As a % of nonperforming loans	199	222	317	(23)%	(118)%
As a % of nonperforming assets	199	207	274	(8)	(75)
As a % of criticized loans	87	97	127	(10)	(40)
Net recoveries (charge-offs) (4) to average gross loans	0.03	(0.04)	(0.00)	7 bps	3 bps

(1)Excludes the guaranteed portion of loans that were in liquidation totaling $20.9 million, $17.6 million and $16.3 million as of December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
(2)Excludes the guaranteed portion of loans that were in liquidation totaling $27.3 million, $20.8 million and $16.3 million as of December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
(3)Consists of special mention, substandard, doubtful and loss categories.
(4)Annualized.

Credit quality remained strong during the period, with nonperforming loans at a low 0.64% of gross loans and annualized net recoveries at just 0.03%. The allowance remained adequate at 1.28% of gross loans.
◦Accruing loans 30-89 days past due increased by $906 thousand, primarily driven by $3.6 million inflows into this category, mainly SBA loans. This increase was partially offset by $1.5 million in payoffs from SBA and C&I loans, as well as $1.0 million transfer to nonaccrual status in SBA and home mortgage loans.
◦Nonperforming loans increased by $1.8 million, reflecting the migration of $3.2 million in loans across multiple loan categories to nonaccrual status, partially offset by the return of a $1.4 million home mortgage loan to accrual status.
◦Criticized loans increased by $4.0 million, primarily attributable to $5.2 million in loan downgrades, partially offset by the same $1.4 million home mortgage loan returning to accrual status as discussed above.

Deposits

($ in thousands)	As of						% Change 4Q2025 vs.
	4Q2025		3Q2025		4Q2024
	Amount	%	Amount	%	Amount	%	3Q2025	4Q2024
Noninterest-bearing deposits	$520,865	23%	$543,972	24%	$504,928	25%	(4)%	3%
Money market deposits and others	388,066	17	402,891	18	329,095	16	(4)	18
Time deposits	1,371,616	60	1,326,554	58	1,193,262	59	3	15
Total deposits	$2,280,547	100%	$2,273,417	100%	$2,027,285	100%	0%	12%

Estimated uninsured deposits	$1,093,843	48%	$1,131,091	50%	$961,687	47%	(3)%	14%

As of December 31, 2025 vs. September 30, 2025
Total deposits increased by $7.1 million, primarily driven by a $45.1 million increase in time deposits, partially offset by a $23.1 million decrease in noninterest-bearing deposits, and a $14.8 million decrease in money market deposits and others. The increase in time deposits reflects new retail customers opening CD accounts and a rise in wholesale CD balances to support loan growth. The declines in noninterest-bearing and money market deposits were primarily attributable to reductions in existing customer balances, reflecting customers’ liquidity and investment preferences.
As of December 31, 2025 vs. December 31, 2024
Total deposits increased by $253.3 million or 12%, primarily driven by growth of $178.4 million in time deposits and $59.0 million in money market deposits and others. The increase in time deposits was largely due to new customers opening CD accounts, reflecting a preference for higher-yielding products, along with higher wholesale CD balances. Similarly, the expansion in money market deposits and others was mainly driven by inflows from new customers and increased wholesale money market balances.

The following table sets forth the maturity of time deposits as of December 31, 2025:

	As of December 31, 2025
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (greater than $250)	$319,815	$119,285	$94,984	$148,957	$915	$683,956
Time deposits ($250 or less)	323,978	141,651	121,394	98,862	1,775	687,660
Total time deposits	$643,793	$260,936	$216,378	$247,819	$2,690	$1,371,616
Weighted average rate	4.10%	4.20%	4.18%	4.01%	2.47%	4.11%

OTHER HIGHLIGHTS

Liquidity

The Company maintains ample access to liquidity, including highly liquid assets on our balance sheet and available unused borrowings from other financial institutions. The following table presents the Company's liquid assets and available borrowings as of dates presented:

($ in thousands)	4Q2025	3Q2025	4Q2024
Liquidity Assets:
Cash and cash equivalents	$167,311	$166,748	$134,943
Available-for-sale ("AFS") debt securities	192,785	200,760	185,909
Liquid assets	$360,096	$367,508	$320,852
Liquid assets to total assets	14%	14%	14%

Available Borrowings:
Federal Home Loan Bank ("FHLB") —San Francisco	$443,629	$430,887	$401,900
Federal Reserve Bank	208,859	210,584	215,115
Pacific Coast Bankers Bank	50,000	50,000	50,000
Zions Bank	25,000	25,000	25,000
First Horizon Bank	25,000	25,000	25,000
Total available borrowings	$752,488	$741,471	$717,015
Total available borrowings to total assets	28%	28%	30%

Liquid assets and available borrowings to total deposits	49%	49%	51%

Capital and Capital Ratios

On January 22, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share of its common stock. The dividend is payable on or about February 19, 2026, to shareholders of record as of the close of business on February 5, 2026. The principal source of funds from which the Company pays dividends are the dividends received from the Bank. During the fourth quarter of 2025, no shares were repurchased under the repurchase program approved in August 2025.
On November 7, 2025, the Company issued a $25 million subordinated note. This qualifies as Tier 2 capital at the consolidated level and Tier 1 capital at the bank level under current regulatory guidelines and interpretations.

	OP Bancorp(1)	Open Bank	Well- Capitalized Requirement	Minimum Capital Ratio+ Conservation Buffer(2)
Risk-Based Capital Ratios (3):
Total capital	13.32%	13.30%	10.00%	10.50%
Tier 1 capital	10.93	12.05	8.00	8.50
CET1 capital	10.93	12.05	6.50	7.00
Tier 1 leverage	8.99	9.91	5.00	4.00

(1)The capital requirements are only applicable to the Bank. The Company's ratios are included solely for comparison purpose.
(2)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonuses to executive officers. This buffer does not apply and is not included in the tier 1 leverage ratio.
(3)The Company’s December 31, 2025 regulatory capital ratios and risk-weighted assets are preliminary.

OP Bancorp					% or Basis Point Change 4Q2025 vs.
	4Q2025		3Q2025	4Q2024	3Q2025	4Q2024
Risk-Based Capital Ratios:
Total capital	13.32%	(1)	12.17%	12.60%	115 bps	72 bps
Tier 1 capital	10.93	(1)	10.92	11.35	1 bps	(42) bps
CET1 capital	10.93	(1)	10.92	11.35	1 bps	(42) bps
Tier 1 leverage	8.99	(1)	9.01	9.27	(2) bps	(28) bps
Risk-weighted Assets ($ in thousands)	$2,174,800	(1)	$2,127,000	$1,941,622	2%	12%

(1)The Company’s December 31, 2025 regulatory capital ratios and risk-weighted assets are preliminary.

ABOUT OP BANCORP

OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank operates general commercial banking business in Los Angeles, Orange, and Santa Clara Counties in California, the Dallas metropolitan area in Texas, and Clark County in Nevada, serving small- and medium-sized businesses, professionals, and local residents with a particular focus on Korean and other Asian communities. The Bank currently operates twelve full-service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, Garden Grove and Santa Clara, California, Carrollton, Texas and Las Vegas, Nevada. The Bank also has five loan production offices in Pleasanton, California, Atlanta, Georgia, Aurora, Colorado, Lynnwood, Washington, and Fairfax, Virginia. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters set forth herein constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements that are not statements of historical fact are forward-looking, and readers should not construe these statements of assurances of expected or intended results, or of promises that management will take a given course of action or pursue the currently expected strategies and objectives. Forward-looking statements in this report include comments about the Company’s current business plans and expectations regarding future operating results, as well as management’s statements about expected future events and economic developments, plans, strategies and objectives. All such statements reflect the current intentions, beliefs and expectations of the Company’s executive management based on currently available information and current and expected market conditions. Forward-looking statements can sometimes be identified by the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. Readers should not construe these statements as assurances of a given level of performance, or as promises that we will take the actions our management currently expects.

Our forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected or could cause us to change plans or strategies or otherwise to take actions that differ from those we currently expect. The known risks and uncertainties that may have these effects are described in Part II, Item 1A, of our Quarterly Report on Form 10-Q for the period ended September 30, 2025, and in our other filings with the Securities and Exchange Commission. In addition to those risks, we may face risks from increased interest expense and increased leverage in light of our issuance of $25 million in principal amount of subordinated note in November 2025. You should read all forward-looking statements in the context of the foregoing and should not consider them to be reliable predictions of future events or as assurances of a particular level of performance or intended course of action. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact
Investor Relations
OP Bancorp
Jaehyun Park
EVP & CFO
213.593.4865
jaehyun.park@myopenbank.com

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in thousands)	As of			% Change 4Q2025 vs.
	4Q2025	3Q2025	4Q2024	3Q2025	4Q2024
Assets
Cash and due from banks	$10,911	$10,931	$12,268	0%	(11)%
Interest-bearing deposits with banks	156,400	155,817	122,675	0	27
Cash and cash equivalents	167,311	166,748	134,943	0	24
AFS debt securities, at fair value	192,785	200,760	185,909	(4)	4
Other investments	17,208	17,164	16,437	0	5
Loans held-for-sale	11,443	6,480	4,581	77	150
CRE	1,132,223	1,092,808	980,247	4	16
SBA	264,523	256,211	253,710	3	4
C&I	221,270	214,419	213,097	3	4
Home mortgage	574,300	587,641	509,524	(2)	13
Consumer and other	1,353	138	274	880	394
Gross loans	2,193,669	2,151,217	1,956,852	2	12
Allowance for credit losses on loans	(27,975)	(27,299)	(24,796)	2	13
Net loans	2,165,694	2,123,918	1,932,056	2	12
Premises and equipment, net	5,744	6,995	5,449	(18)	5
Accrued interest receivable	10,482	10,337	9,188	1	14
Servicing assets	10,057	10,429	10,834	(4)	(7)
Company owned life insurance	23,616	23,437	22,912	1	3
Deferred tax assets, net	12,438	12,099	14,893	3	(16)
Other real estate owned ("OREO")	—	845	1,237	(100)	(100)
Operating right-of-use assets	8,804	9,347	7,415	(6)	19
Other assets	24,644	25,655	20,159	(4)	22
Total assets	$2,650,226	$2,614,214	$2,366,013	1%	12%
Liabilities and Shareholders' Equity
Liabilities:
Noninterest-bearing	$520,865	$543,972	$504,928	(4)%	3%
Money market and others	388,066	402,891	329,095	(4)	18
Time deposits greater than $250	683,956	667,883	565,813	2	21
Other time deposits	687,660	658,671	627,449	4	10
Total deposits	2,280,547	2,273,417	2,027,285	0	12
FHLB advances	75,000	75,000	95,000	—	(21)
Subordinated note	24,586	—	—	NM	NM
Accrued interest payable	14,595	15,968	16,067	(9)	(9)
Operating lease liabilities	11,175	11,826	7,857	(6)	42
Other liabilities	16,430	16,504	14,811	0	11
Total liabilities	2,422,333	2,392,715	2,161,020	1	12
Shareholders' equity:
Common stock	73,018	72,984	73,697	0	(1)
Additional paid-in capital	11,849	11,658	11,928	2	(1)
Retained earnings	153,303	148,031	134,781	4	14
Accumulated other comprehensive loss, net of tax	(10,277)	(11,174)	(15,413)	(8)	(33)
Total shareholders’ equity	227,893	221,499	204,993	3	11
Total liabilities and shareholders' equity	$2,650,226	$2,614,214	$2,366,013	1%	12%

NM — Not meaningful

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			% or Basis Point Change 4Q2025 vs.
	4Q2025	3Q2025	4Q2024	3Q2025	4Q2024
Interest income
Interest and fees on loans	$35,921	$35,001	$31,729	3%	13%
Interest on AFS debt securities	1,680	1,699	1,551	(1)	8
Other interest income	1,681	1,822	1,771	(8)	(5)
Total interest income	39,282	38,522	35,051	2	12
Interest expense
Interest on deposits	17,324	17,442	17,182	(1)	1
Interest on borrowings	817	734	940	11	(13)
Interest on subordinated note	278	—	—	NM	NM
Total interest expense	18,419	18,176	18,122	1	2
Net interest income	20,863	20,346	16,929	3	23
Provision for credit losses	463	1,175	1,547	(61)	(70)
Net interest income after provision for credit losses	20,400	19,171	15,382	6	33
Noninterest income
Service charges on deposits	462	725	967	(36)	(52)
Loan servicing fees, net of amortization	650	724	858	(10)	(24)
Gains on sale of loans	1,573	2,037	2,197	(23)	(28)
Other income	733	644	395	14	86
Total noninterest income	3,418	4,130	4,417	(17)	(23)
Noninterest expense
Salaries and employee benefits	9,244	8,892	8,277	4	12
Occupancy and equipment	1,919	1,676	1,682	14	14
Data processing and communication	591	263	594	125	(1)
Professional fees	549	419	388	31	41
FDIC insurance and regulatory assessments	362	428	529	(15)	(32)
Promotion and advertising	(9)	126	82	NM	NM
Directors’ fees	148	151	151	(2)	(2)
Foundation donation and other contributions	707	671	480	5	47
Other expenses	782	1,003	950	(22)	(18)
Total noninterest expense	14,293	13,629	13,133	5	9
Income before income tax expense	9,525	9,672	6,666	(2)	43
Income tax expense	2,466	2,969	1,695	(17)	45
Net income	$7,059	$6,703	$4,971	5%	42%

Book value per share, at period-end	$15.31	$14.88	$13.83	3%	11%
EPS - basic	0.47	0.45	0.33	4	42
EPS - diluted	0.47	0.45	0.33	4	42

Shares of common stock outstanding, at period-end	14,889,540	14,885,614	14,819,866	0%	0%
Weighted average shares:
- Basic	14,886,681	14,885,614	14,816,416	0%	0%
- Diluted	14,915,677	14,919,474	14,816,416	0	1

ROA (1)	1.07%	1.04%	0.84%	3 bps	23 bps
ROE (1)	12.57	12.36	9.75	21 bps	282 bps
Efficiency ratio (2)	58.87	55.68	61.52	319 bps	(265) bps

NM — Not meaningful
(1)Annualized.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Year Ended
	2025	2024	% or Basis Point vs.
Interest income
Interest and fees on loans	$136,874	$124,361	10%
Interest on AFS debt securities	6,312	6,227	1
Other interest income	7,142	7,032	2
Total interest income	150,328	137,620	9
Interest expense
Interest on deposits	68,849	68,121	1
Interest on borrowings	2,853	3,891	(27)
Interest on subordinated note	278	—	NM
Total interest expense	71,980	72,012	0
Net interest income	78,348	65,608	19
Provision for credit losses	3,580	2,757	30
Net interest income after provision for credit losses	74,768	62,851	19
Noninterest income
Service charges on deposits	3,204	3,261	(2)%
Loan servicing fees, net of amortization	3,281	2,898	13
Gains on sale of loans	7,070	8,313	(15)
Other income	2,777	1,955	42
Total noninterest income	16,332	16,427	(1)
Noninterest expense
Salaries and employee benefits	35,987	31,717	13
Occupancy and equipment	6,760	6,673	1
Data processing and communication	1,456	2,245	(35)
Professional fees	1,793	1,535	17
FDIC insurance and regulatory assessments	1,783	1,672	7
Promotion and advertising	505	533	(5)
Directors’ fees	677	640	6
Foundation donation and other contributions	2,570	2,108	22
Other expenses	4,242	3,076	38
Total noninterest expense	55,773	50,199	11
Income before income tax expense	35,327	29,079	21
Income tax expense	9,672	8,010	21
Net income	$25,655	$21,069	22%

Book value per share, at period-end	$15.31	$13.83	11%
EPS - basic	1.72	1.39	24
EPS - diluted	1.72	1.39	24

Shares of common stock outstanding, at period-end	14,889,540	14,819,866	0%
Weighted average shares:
- Basic	14,872,429	14,871,876	0%
- Diluted	14,906,054	14,871,876	0%

ROA	1.01%	0.92%	9 bps
ROE	11.92	10.68	124 bps
Efficiency ratio (1)	58.91	61.19	(228) bps

NM — Not meaningful
(1)Represents noninterest expense divided by the sum of net interest income and noninterest income.

ASSET QUALITY

($ in thousands)	As of and For the Three Months Ended
	4Q2025	3Q2025	4Q2024
Nonaccrual loans (1)(2)	$14,071	$12,312	$7,820
Loans 90 days or more past due, accruing	—	—	—
Nonperforming loans	14,071	12,312	7,820
OREO	—	845	1,237
Nonperforming assets	$14,071	$13,157	$9,057

Criticized loans (3) by risk categories:
Special mention loans	$10,885	$8,695	$6,309
Classified loans (4)	21,175	19,380	13,261
Total criticized loans	$32,060	$28,075	$19,570

Nonperforming loans to gross loans	0.64%	0.57%	0.40%
Nonperforming assets to gross loans & OREO	0.64	0.61	0.46
Nonperforming assets to total assets	0.53	0.50	0.38
Classified loans to gross loans	0.97	0.90	0.68
Criticized loans to gross loans	1.46	1.31	1.00

Allowance for credit losses ratios:
As a % of gross loans	1.28%	1.27%	1.27%
As a % of nonperforming loans	199	222	317
As a % of nonperforming assets	199	207	274
As a % of classified loans	132	141	187
As a % of criticized loans	87	97	127

Net recoveries (charge-offs)	$158	$(193)	$(23)
Net recoveries (charge-offs) (5) to average gross loans	0.03%	(0.04)%	(0.00)%

(1)Excludes loans held-for-sale.
(2)Excludes the guaranteed portion of loans that are in liquidation totaling $20.9 million, $17.6 million and $16.3 million as of December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
(3)Excludes the guaranteed portion of loans that are in liquidation totaling $27.3 million, $20.8 million and $16.3 million as of December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
(4)Consists of substandard, doubtful and loss categories.
(5)Annualized.

($ in thousands)	4Q2025	3Q2025	4Q2024
Accruing delinquent loans 30-89 days past due by loan type:
CRE	$—	$—	$—
SBA	2,562	1,390	370
C&I	—	617	15
Home mortgage	557	852	2,774
Total 30-59 days	3,119	2,859	3,159

CRE	—	—	—
SBA	1,168	378	211
C&I	—	—	—
Home mortgage	2,005	2,149	5,594
Total 60-89 days	3,173	2,527	5,805

CRE	—	—	—
SBA	3,730	1,768	581
C&I	—	617	15
Home mortgage	2,562	3,001	8,368
Total accruing delinquent loans 30-89 days past due	$6,292	$5,386	$8,964

Nonaccrual loans (1) by loan type:
CRE	$3,424	$2,365	$1,943
SBA	9,840	8,538	5,877
C&I	218	—	—
Home mortgage	589	1,409	—
Total nonaccrual	$14,071	$12,312	$7,820

Criticized loans(2) by loan type:
CRE	$10,364	$9,345	$9,042
SBA	18,218	14,925	10,128
C&I	1,338	864	400
Home mortgage	2,140	2,941	—
Total criticized	$32,060	$28,075	$19,570

(1)Excludes the guaranteed portion of loans that were in liquidation totaling $20.9 million, $17.6 million and $16.3 million as of December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
(2)Excludes the guaranteed portion of loans that were in liquidation totaling $27.3 million, $20.8 million and $16.3 million as of December 31, 2025, September 30, 2025 and December 31, 2024, respectively.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Three Months Ended
	4Q2025			3Q2025			4Q2024
($ in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)	Average Balance	Interest Income/Expense	Average Yield/Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$135,883	$1,360	3.92%	$134,263	$1,502	4.38%	$120,170	$1,456	4.74%
Other investments	17,186	321	7.46	17,112	320	7.48	16,478	315	7.63
AFS debt securities, at fair value	198,335	1,680	3.39	199,766	1,699	3.40	193,738	1,551	3.20
CRE	1,119,031	17,616	6.25	1,065,460	16,689	6.21	960,639	14,653	6.07
SBA	282,501	6,557	9.21	286,556	6,841	9.47	269,842	6,542	9.65
C&I	220,274	3,846	6.93	188,146	3,537	7.46	217,816	4,086	7.46
Home mortgage	581,824	7,889	5.42	591,939	7,931	5.36	499,151	6,441	5.16
Consumer and other	602	13	8.75	129	3	9.86	205	7	13.55
Loans (2)	2,204,232	35,921	6.48	2,132,230	35,001	6.52	1,947,653	31,729	6.49
Total interest-earning assets	2,555,636	39,282	6.11	2,483,371	38,522	6.16	2,278,039	35,051	6.12
Noninterest-earning assets	79,743			83,238			85,218
Total assets	$2,635,379			$2,566,609			$2,363,257

Interest-bearing liabilities:
Money market deposits and others	$389,958	$3,241	3.30%	$425,248	$3,793	3.54%	$335,197	$3,100	3.68%
Time deposits	1,342,337	14,083	4.16	1,275,417	13,649	4.25	1,151,112	14,082	4.87
Total interest-bearing deposits	1,732,295	17,324	3.97	1,700,665	17,442	4.07	1,486,309	17,182	4.60
Borrowings	86,905	817	3.73	76,250	734	3.82	86,525	940	4.32
Subordinated note	13,896	278	7.99	—	—	—	—	—	—
Total interest-bearing liabilities	1,833,096	18,419	3.99	1,776,915	18,176	4.06	1,572,834	18,122	4.58
Noninterest-bearing liabilities:
Noninterest-bearing deposits	532,695			528,926			543,546
Other noninterest-bearing liabilities	44,985			43,890			42,925
Total noninterest-bearing liabilities	577,680			572,816			586,471
Shareholders’ equity	224,603			216,878			203,952
Total liabilities and shareholders’ equity	$2,635,379			$2,566,609			$2,363,257

Net interest income / interest rate spreads		$20,863	2.12%		$20,346	2.10%		$16,929	1.54%
Net interest margin			3.25%			3.26%			2.96%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$2,264,990	$17,324	3.03%	$2,229,591	$17,442	3.10%	$2,029,855	$17,182	3.37%
Total funding liabilities / cost of funds	2,365,791	18,419	3.09	2,305,841	18,176	3.13	2,116,380	18,122	3.41

(1)Annualized.
(2)Includes loans held-for-sale.

	For the Year Ended
	2025			2024
($ in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate	Average Balance	Interest Income/Expense	Average Yield/Rate
Interest-earning assets:
Interest-bearing deposits in other banks	$135,551	$5,882	4.34%	$109,579	$5,766	5.26%
Other investments	16,934	1,260	7.44	16,371	1,266	7.74
AFS debt securities, at fair value	190,798	6,312	3.31	194,969	6,227	3.19
CRE	1,053,827	65,298	6.20	929,890	56,883	6.12
SBA	279,600	26,223	9.38	263,442	27,978	10.62
C&I	203,997	14,827	7.27	178,533	13,765	7.71
Home mortgage	572,093	30,501	5.33	504,030	25,648	5.09
Consumer & other	261	25	9.62	835	87	10.32
Loans (1)	2,109,778	136,874	6.49	1,876,730	124,361	6.63
Total interest-earning assets	2,453,061	150,328	6.13	2,197,649	137,620	6.26
Noninterest-earning assets	81,066			87,745
Total assets	$2,534,127			$2,285,394

Interest-bearing liabilities:
Money market deposits and others	$394,603	$13,705	3.47%	$346,104	$14,135	4.08%
Time deposits	1,273,661	55,144	4.33	1,084,107	53,986	4.98
Total interest-bearing deposits	1,668,264	68,849	4.13	1,430,211	68,121	4.76
Borrowings	72,235	2,853	3.95	88,186	3,891	4.41
Subordinated note	3,502	278	7.93	—	—	—
Total interest-bearing liabilities	1,744,001	71,980	4.13	1,518,397	72,012	4.74
Noninterest-bearing liabilities:
Noninterest-bearing deposits	532,823			528,877
Other noninterest-bearing liabilities	42,152			40,839
Total noninterest-bearing liabilities	574,975			569,716
Shareholders’ equity	215,151			197,281
Total liabilities and shareholders’ equity	$2,534,127			$2,285,394

Net interest income / interest rate spreads		$78,348	2.00%		$65,608	1.52%
Net interest margin			3.19%			2.99%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$2,201,087	$68,849	3.13%	$1,959,088	$68,121	3.48%
Total funding liabilities / cost of funds	2,276,824	71,980	3.16	2,047,274	72,012	3.52

(1)Includes loans held-for-sale.